Allegiant Q2 2016 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY SECOND QUARTER 2016
FINANCIAL RESULTS
Second Quarter 2016 Fully Diluted Earnings per Share of $3.68

LAS VEGAS. July 29, 2016 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the second quarter 2016, as well as comparisons to prior year equivalents:

	Three Months Ended June 30,			Six Months Ended June 30,
Unaudited	2016	2015	Change	2016	2015	Change
Total operating revenue (millions)	$344.9	$322.1	7.1%	$693.5	$651.3	6.5%
Operating income (millions)	$104.5	$92.8	12.6%	$225.6	$200.9	12.3%
Net income (millions)	$60.8	$54.3	12.0%	$132.8	$119.2	11.4%
Diluted earnings per share	$3.68	$3.18	15.7%	$8.07	$6.93	16.5%
Return on capital employed (LTM)*	25.2%	14.8%
* - see appendix for calculation

“We have had an event filled second quarter,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "I am happy to announce our pilots have approved a new five year contract. This agreement is good for our pilots and the company. Our crew members understand it is critical to maintain our productive, unique low frequency out and back schedule which allows our crew members to return to their base virtually every night. This lifestyle benefit makes Allegiant a very compelling place to work for our pilots and flight attendants. In addition, today we announced an agreement with Airbus to purchase twelve end of line, CFM-powered A320s. With this new transaction, we now have 77 Airbus aircraft either in service or under contract for future delivery. This puts us closer to our goal of having 90 to 100 Airbus aircraft in service by mid-2019 and concurrently retiring our MD80 fleet. Previously we announced a retirement timeframe of the fall of 2020.

"While we have historically purchased used aircraft, these new A320s will be a small component of our Airbus aircraft fleet in 2019. Moreover, these aircraft have their own economic advantages - nine more seats and five to seven percent fuel savings over our current used A320s. These features will allow us to maintain our model’s low cost structure and low frequency schedule, all of which have differentiated us from other carriers."

Allegiant Q2 2016 Earnings

Notable recent company highlights

•	Approval of pilot agreement - Allegiant pilots ratified a new pilot contract that will last for the next five years - agreement goes into effect on August 1, 2016

•
New Airbus A320s - Reached an agreement with Airbus to purchase twelve new CFM-powered A320s. Expect aircraft to enter service between 2017 and 2018 - bringing incremental year to date A320 commitments to 27

•	Network growth - As of June 30, 2016 the company is operating 342 routes versus 271 at the same time last year

Percent change vs Q2 2015
ASMs*	17%
Cities	9%
Routes	26%
* - ASMs are scheduled available seat miles

•	New routes - Announced twelve new routes which will begin after September 28, 2016

•	New cities - Announced service to three new cities

◦	One new destination: New York City through Newark, New Jersey

◦	Two new origination cities: Ogdensburg, New York and seasonal service to Montrose Regional Airport in Colorado from Denver, Colorado

•	Share repurchase second quarter - Approximately $7.7 million or 55,148 shares - remaining share repurchase authority of $92.3 million

•	Dividend - Paid a recurring dividend of $0.70 per share in June 2016

Second quarter 2016 network trends

•	Airbus network - Airbus aircraft flew over 47 percent of the second quarter ASMs versus 30 percent a year ago

•	Aircraft utilization - Airbus A320 series aircraft averaged 8.3 block hours per day versus an average of 4.9 hours per day on the MD-80

•	New city ASMs - ASMs in cities operated for less than one year accounted for five percent of second quarter ASMs versus almost eight percent one year ago

•	Peak day capacity - Peak day routes accounted for 74 percent of second quarter ASMs versus 77 percent last year

•	Peak season capacity - Peak season routes accounted for 46 percent of second quarter ASMs versus 51 percent last year - peak season consists of the month of June and the week around Memorial Day

Second quarter 2016 revenue performance

•	Average fare-total - Decreased by ten percent versus last year

•	Same store TRASM - TRASM in markets flown in the second quarter last year declined approximately seven percent

◦	Adjusting for the Easter shift, Easter falling entirely into the first quarter of 2016, same store TRASM would have declined approximately five percent

Third quarter 2016 revenue trends

•	TRASM guidance - Third quarter TRASM is expected to decrease between ten and a half and eight and a half percent versus the third quarter last year

◦	Scheduled ASMs of flights that occur during both peak flying days and the peak flying season, the highest unit revenue flights, are expected to grow thirteen percent versus last year.

◦	New markets (markets operating less than one year) are expected to be almost eleven percent of ASMs for the third quarter versus approximately 17 percent last year

Allegiant Q2 2016 Earnings

Second quarter 2016 cost performance

•	CASM - Declined 11 percent - ASMs per gallon improved by three percent versus last year to 72.0 while fuel cost per gallon declined 34 percent

◦
A one-time $8.3 million fuel tax refund from the State of Florida resulted in an average system fuel cost for the second quarter of $1.36 per gallon, compared with $1.55 per gallon excluding the refund

•	CASM ex fuel - Grew less than 2 percent

•
Airbus major maintenance costs - During the second quarter, the Company adopted the deferral method of accounting for Airbus major maintenance costs which will be amortized under depreciation and amortization expense

•	Salary and benefits - Salary and benefit expense rose 28 percent due to a higher headcount, including a 36 percent increase in pilot full time equivalents

•	Station operations - Station expense per departure increased 36 percent, primarily on higher ground handling fees and irregular operation costs versus last year

•	Maintenance and repairs - Maintenance and repairs expense rose 23 percent due to higher spend on aircraft parts and outsourced stations labor

Third quarter and full year 2016 cost trends

•	Third quarter 2016 CASM ex fuel - CASM ex fuel is expected to increase between four and six percent versus the same period last year, primarily driven by the implementation of the new pilot agreement

•
Full year CASM ex fuel - CASM ex fuel is expected to remain between zero and an increase of four percent for the full year - the incremental cost of the new pilot agreement that goes into effect on August 1, 2016, is mostly offset by the effect of the capitalization of Airbus major maintenance costs

•	Airbus major maintenance costs

◦	Third quarter 2016 payments for Airbus major maintenance is expected to be $1.5 million

◦	Full year 2016 payments for Airbus major maintenance is expected to be slightly above $17.0 million and amortized over an average of 4.5 years

•	Maintenance and repairs expense - Maintenance and repair expense per in service aircraft per month is expected to be between $105 and $115 thousand for full year 2016

•	Total ownership expense per aircraft per month - Full year 2016 ownership expense per in service aircraft per month is expected to remain between $100 and $110 thousand

Balance sheet highlights

•
2016 Capital expenditures - Expect CAPEX to be $360 million, increased from $210 million due to capitalizing expected Airbus major maintenance expenses for 2016 and pre-delivery payments for new Airbus aircraft

•	Shareholder returns - $19.3 million of cash was returned to shareholders during the second quarter 2016

◦	$7.7 million was returned through open market repurchases - year to date $61.7 million was returned through open market repurchases

◦	$11.6 million was returned through the recurring dividend paid in June 2016 - year to date $16.6 million was returned to shareholders through recurring dividends

▪	The Company intends to pay a third quarter dividend of $0.70 per share on September 6, 2016 to all shareholders of record as of August 19, 2016

Unaudited (millions)	6/30/2016	12/31/2015	Change
Unrestricted cash*	$434.0	$397.4	9.2%
Total debt	$630.7	$641.7	(1.7)%
Total Allegiant Travel Company shareholders’ equity	$406.7	$350.0	16.2%
* - Unrestricted cash includes investments in marketable securities.

	Six Months Ended June 30,
Unaudited (millions)	2016	2015	Change
Capital expenditures	$105.2	$132.5	(20.6)%

Allegiant Q2 2016 Earnings

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Guidance, subject to revision

	July 2016	3Q16
Estimated TRASM year-over-year change	(9.5) to (8.5)%	(10.5) to (8.5)%

Fixed fee and other revenue guidance		3Q16
Fixed fee and other revenue (millions)		$12 to $14

Capacity guidance
System	3Q16	4Q16	FY16
Departure year-over-year growth	18 to 22%	14 to 18%
ASM year-over-year growth	15 to 19%	9 to 13%	13 to 17%
Scheduled
Departure year-over-year growth	18 to 22%	14 to 18%
ASM year-over-year growth	15 to 19%	9 to 13%	13 to 17%

Cost guidance	3Q16		FY16
CASM ex fuel – year-over-year change	4 to 6%		0 to 4%

CAPEX guidance			FY16
Capital expenditures (millions)			$360
 CASM ex fuel – cost per available seat mile excluding fuel expense

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	2Q16	3Q16	YE16
MD-80 (166 seats)	49	48	48
757 (215 seats)	5	4	4
A319 (156 seats)	15	15	17
A320 (177 seats)	16	16	16
Total	85	83	85
Aircraft listed in table above include only in service aircraft, planned retirements and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 12:30 p.m. ET Friday, July 29, 2016 to discuss its second quarter 2016 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q2 2016 Earnings

Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms, rental cars and attraction tickets. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to over 80 aircraft and more than 300 routes across the country with airfares less than half the cost of average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/YFuyb.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, an accident involving, or problems with, our aircraft, our reliance on our automated systems, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent
	2016	2015	change
OPERATING REVENUE:
Scheduled service revenue	$189,122	$186,311	1.5
Ancillary revenue:
Air-related charges	128,713	113,432	13.5
Third party products	11,965	10,976	9.0
Total ancillary revenue	140,678	124,408	13.1
Fixed fee contract revenue	6,706	2,986	124.6
Other revenue	8,345	8,397	(0.6)
Total operating revenue	344,851	322,102	7.1
OPERATING EXPENSES:
Aircraft fuel	60,005	79,087	(24.1)
Salary and benefits	68,553	53,598	27.9
Station operations	33,328	24,462	36.2
Maintenance and repairs	29,261	23,727	23.3
Depreciation and amortization	25,396	24,904	2.0
Sales and marketing	5,317	5,753	(7.6)
Aircraft lease rentals	219	680	(67.8)
Other	18,296	17,135	6.8
Total operating expense	240,375	229,346	4.8
OPERATING INCOME	104,476	92,756	12.6
OTHER (INCOME) EXPENSE:
Interest income	(938)	(542)	73.1
Interest expense	7,390	7,017	5.3
Other, net	(72)	(55)	30.9
Total other expense	6,380	6,420	(0.6)
INCOME BEFORE INCOME TAXES	98,096	86,336	13.6
PROVISION FOR INCOME TAXES	37,249	31,997	16.4
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$60,847	$54,339	12.0
Earnings per share to common stockholders (1):
Basic	$3.69	$3.19	15.7
Diluted	$3.68	$3.18	15.7
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	16,420	16,954	(3.1)
Diluted	16,442	16,992	(3.2)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended June 30,		Percent
	2016	2015	change*
OPERATING STATISTICS
Total system statistics:
Passengers	2,878,460	2,462,822	16.9
Revenue passenger miles (RPMs) (thousands)	2,665,753	2,307,065	15.5
Available seat miles (ASMs) (thousands)	3,178,904	2,690,457	18.2
Load factor	83.9%	85.7%	(1.8)
Operating expense per ASM (CASM) (cents)***	7.56	8.53	(11.4)
Fuel expense per ASM (cents)***	1.89	2.95	(35.9)
Operating CASM, excluding fuel (cents)	5.67	5.58	1.6
ASMs per gallon of fuel	72.0	70.1	2.7
Departures	20,969	17,659	18.7
Block hours	48,506	40,919	18.5
Average stage length (miles)	893	896	(0.3)
Average number of operating aircraft during period	83.8	74.4	12.6
Average block hours per aircraft per day	6.4	6.0	6.7
Full-time equivalent employees at end of period	3,228	2,557	26.2
Fuel gallons consumed (thousands)	44,153	38,361	15.1
Average fuel cost per gallon***	$1.36	$2.06	(34.0)
Scheduled service statistics:
Passengers	2,850,112	2,426,985	17.4
Revenue passenger miles (RPMs) (thousands)	2,626,770	2,279,600	15.2
Available seat miles (ASMs) (thousands)	3,072,135	2,628,205	16.9
Load factor	85.5%	86.7%	(1.2)
Departures	20,171	16,949	19.0
Block hours	46,763	39,794	17.5
Total scheduled service revenue per ASM (TRASM)** (cents)	10.74	11.82	(9.1)
Average fare - scheduled service	$66.36	$76.77	(13.6)
Average fare - ancillary air-related charges	$45.16	$46.74	(3.4)
Average fare - ancillary third party products	$4.20	$4.52	(7.1)
Average fare - total	$115.72	$128.03	(9.6)
Average stage length (miles)	897	912	(1.6)
Fuel gallons consumed (thousands)	42,698	37,379	14.2
Average fuel cost per gallon***	$1.36	$2.08	(34.6)
Percent of sales through website during period	93.9%	95.0%	(1.1)

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
*** Includes effect of fuel tax refund of $8.3 million in the second quarter of 2016.

Allegiant Travel Company
Consolidated Statements of Income
Six Months Ended June 30, 2016 and 2015
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent
	2016	2015	change
OPERATING REVENUE:
Scheduled service revenue	$390,728	$386,840	1.0
Ancillary revenue:
Air-related charges	249,643	218,501	14.3
Third party products	23,223	21,773	6.7
Total ancillary revenue	272,866	240,274	13.6
Fixed fee contract revenue	13,507	7,353	83.7
Other revenue	16,366	16,874	(3.0)
Total operating revenue	693,467	651,341	6.5
OPERATING EXPENSES:
Aircraft fuel	113,663	148,713	(23.6)
Salary and benefits	137,761	112,151	22.8
Station operations	64,061	48,314	32.6
Maintenance and repairs	55,753	45,119	23.6
Depreciation and amortization	50,081	49,251	1.7
Sales and marketing	11,125	12,854	(13.5)
Aircraft lease rentals	452	1,398	(67.7)
Other	34,968	32,687	7.0
Total operating expense	467,864	450,487	3.9
OPERATING INCOME	225,603	200,854	12.3
OTHER (INCOME) EXPENSE:
Interest income	(1,903)	(647)	194.1
Interest expense	14,629	13,843	5.7
Other, net	(81)	(51)	58.8
Total other expense	12,645	13,145	(3.8)
INCOME BEFORE INCOME TAXES	212,958	187,709	13.5
PROVISION FOR INCOME TAXES	80,131	68,548	16.9
NET INCOME	132,827	119,161	11.5
Net loss attributable to noncontrolling interest	—	(44)	(100.0)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$132,827	$119,205	11.4
Earnings per share to common stockholders (1):
Basic	$8.09	$6.95	16.4
Diluted	$8.07	$6.93	16.5
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	16,340	17,073	(4.3)
Diluted	16,365	17,114	(4.4)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Six Months Ended June 30, 2016 and 2015
(Unaudited)

	Six Months Ended June 30,		Percent
	2016	2015	change*
OPERATING STATISTICS
Total system statistics:
Passengers	5,471,367	4,719,057	15.9
Revenue passenger miles (RPMs) (thousands)	5,185,903	4,498,533	15.3
Available seat miles (ASMs) (thousands)	6,180,289	5,216,488	18.5
Load factor	83.9%	86.2%	(2.3)
Operating expense per ASM (CASM) (cents)***	7.57	8.64	(12.4)
Fuel expense per ASM (cents)***	1.84	2.85	(35.4)
Operating CASM, excluding fuel (cents)	5.73	5.79	(1.0)
ASMs per gallon of fuel	72.1	70.2	2.7
Departures	39,887	33,646	18.5
Block hours	94,776	79,652	19.0
Average stage length (miles)	913	912	0.1
Average number of operating aircraft during period	83.0	73.0	13.7
Average block hours per aircraft per day	6.3	6.0	5.0
Full-time equivalent employees at end of period	3,228	2,557	26.2
Fuel gallons consumed (thousands)	85,676	74,363	15.2
Average fuel cost per gallon***	$1.33	$2.00	(33.5)
Scheduled service statistics:
Passengers	5,417,421	4,650,688	16.5
Revenue passenger miles (RPMs) (thousands)	5,110,323	4,443,218	15.0
Available seat miles (ASMs) (thousands)	5,970,086	5,085,910	17.4
Load factor	85.6%	87.4%	(1.8)
Departures	38,346	32,270	18.8
Block hours	91,326	77,340	18.1
Total scheduled service revenue per ASM (TRASM)** (cents)	11.11	12.33	(9.9)
Average fare - scheduled service	$72.12	$83.18	(13.3)
Average fare - ancillary air-related charges	$46.08	$46.98	(1.9)
Average fare - ancillary third party products	$4.29	$4.68	(8.3)
Average fare - total	$122.49	$134.84	(9.2)
Average stage length (miles)	917	926	(1.0)
Fuel gallons consumed (thousands)	82,852	72,379	14.5
Average fuel cost per gallon***	$1.33	$2.02	(34.2)
Percent of sales through website during period	94.1%	95.2%	(1.1)

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
*** Includes effect of fuel tax refund of $8.3 million in the second quarter of 2016.

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended June 30,
Return on capital calculation (millions)	2016	2015
Net income attributable to Allegiant Travel Company	$234.0	$138.1
Income tax	138.0	79.3
Interest expense	27.3	28.3
Less interest income	(2.6)	(1.0)
	396.7	244.7

Interest income	2.6	1.0
Tax rate	37.1%	36.5%
Numerator	251.2	156.0

Total assets as of prior June 30	1,317.5	1,317.3
Less current liabilities as of prior June 30	384.3	315.4
Plus short term debt as of prior June 30	65.2	51.5
Denominator	998.4	1,053.4
Return on capital employed	25.2%	14.8%